Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116232 of Prana Biotechnology Limited on Form F-3 of our report dated September 29, 2006, appearing in this Annual Report on Form 20-F of Prana Biotechnology Limited for the year ended June 30, 2006.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU

Melbourne, Victoria, Australia
September 29, 2006